Exhibit 3.13

CERTIFICATE OF INCORPORATION

OF

HOUSEHOLD ACQUISITION CORPORATION SECOND

FIRST: The name of the Corporation is Household Acquisition Corporation Second.

SECOND : The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH : The total authorized capital stock of the Corporation shall consist of one thousand shares of Common Stock, par value $1.00 per share.

FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Howard S. Altaresen	c/o Cadwalader, Wickersham & Taft One Wall Street New York, New York 10005

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized , without stockholder action:

1. To make, alter or repeal by-laws of the Corporation.

2. From time to time to authorize the issuance of notes, bonds, debentures and other obligations, including, without limitation, obligations convertible into shares of capital stock of any class or series, for which consideration and upon such terms and conditions as the board of directors may approve.

3. From time to time to designate the place or places within or without the State of Delaware where the books and records of the Corporation shall be kept.

In addition to the powers and authorities herein or by law conferred upon it, the board of directors may exercise all such powers and do all such acts and things and may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the by-laws of the Corporation.

SEVENTH : Elections of directors need not be by written ballot unless the by-laws of the Corporation or the board of directors shall so provide.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of February, 1981.

Sole Incorporator

9077 - 70

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

WALLACE MURRAY CORPORATION , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Board of Directors declare it advisable that the certificate of Incorporation of the Corporation be amended to change the corporate name by the amendment of Article FIRST of the Certificate of Incorporation to read in its entirety as follows:

“FIRST: The name of the Corporation is HOUSEHOLD MANUFACTURING, INC.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the previous of Section 228 of the General Corporation Law of the state of Delware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said WALLACE MURRAY CORPORATION has caused this Certificate to be signed by Jack C. Hoffmann, its Vice President and attested by Robin G. Munden, its Secretary, this 30th day of December, 1982.

WALLACE MURRAY CORPORATION
By
Vice President

Secretary

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF HOUSEHOLD MANUFACTURING, INC. FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 1989, AT 10 O’CLOCK A.M.

|    |    |    |    |    |     |    |    |    |

Michael Harkins, Secretary of State

AUTHENTICATION:	| 2124401

DATE:	03/31/1989

BOOK 850 PAGE 852

939090021
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * * * *

Household Manufacturing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Board of Directors declare it advisable that the Certificate of Incorporation of the Corporation be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read in its entirety as follows:

“FIRST: The name of the Corporation is Eljer Manufacturing, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment shall become effective on March 31, 1989 at 6:00 p.m. Eastern time.

BOOK 850PAGE 853

IN WITNESS WHEREOF, said Household Manufacturing, Inc. has caused this Certificate to be signed by Robin G. Munden, its Vice President, and attested by Thomas L. Aldrich, its Assistant Secretary this 30th day of March, 1989.

Household Manufacturing, Inc.

By
Title:	ROBIN G. MUNDEN
VICE PRESIDENT

ATTEST:

By
Title:	THOMAS L. ALDRICH
ASSISTANT SECRETARY

KAW89A13.WP

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “ELJER MANUFACTURING, INC.”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “ELJER PLUMBINGWARE, INC.”, THE TWELFTH DAY OF DECEMBER, A.D. 1997, AT 4:30 O’CLOCK P.M.

Edward J. Freel, Secretary of State

0907770 8320	AUTHENTICATION:	8820944

971435599	DATE:	12-18-97

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ELJER MANUFACTURING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ELJER MANUFACTURING, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is ELJER PLUMBINGWARE, INC.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

(DEL. – 387 – 6/21/95)	-1-

IN WITNESS WHEREOF, said ELJER MANUFACTURING, INC, has caused this certificate to be signed by James A. Harris , its President, this 18th day of November, 1997.

ELJER MANUFACTURING, INC.

By
President

(DEL. – 387 – 6/21/95)	- 2 -

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ ELJER PLUMBINGWARE, INC.”, CHANGING ITS NAME FROM “ELJER PLUMBINGWARE, INC.” TO “OEP, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JULY, A.D. 2005, AT 4:24 O’ CLOCK P. M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

090770 8100	Harriet Smith Windsor, Secretary of State
050564638	AUTHENTICATION: 4017645

DATE: 07-13-05

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ELJER PLUMBINGWARE, INC.

( In accorance with section 242)

The undersigned corporation, in order to amend its Certificate of Incorporation (the “Certificate of Incorporation”), hereby certifies as follows:

FIRST: The name of the corporation is Eljer Plumbingware, Inc.

SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

Article 1 of the Certificate of Incorporation, relating to the name of corporation, is hereby amended and restated to read in its entirety as follows:

The name of the Corporation is “OEP, Inc.”

THIRD: The Amendment to the Certificate of Incorporation effected herein was duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the 1st day of July, 2005.

ELJER PLUMBINGWARE, INC.

By:
Name:	Anthony F. Lovallo
Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04 : 30 PM 07/07/2005 FILED 04:24 PM 07/07/2005 SRV 050564638 – 0907770 FILE